Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-216812 on Form S-8 of our report dated June 5, 2017, relating to the consolidated financial statements and the financial statement schedule of Condensed Parent Company Financial Information of Canada Goose Holdings Inc. appearing in this Annual Report on Form 20-F of Canada Goose Holdings Inc. for the year ended March 31, 2017.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
June 5, 2017